Jacksonville Bancorp, Inc. Announces Organizational Changes

JACKSONVILLE, Fla., Dec. 10, 2013 /PRNewswire/ -- Jacksonville Bancorp, Inc. (the "Company") (NASDAQ: JAXB), holding company for The Jacksonville Bank (the "Bank"), announced today that Kendall L. Spencer was appointed as President and Chief Executive Officer of the Company. Mr. Spencer was also appointed as a director of the Company and, subject to regulatory approval, will serve as the Chief Executive Officer and a director of the Bank.

(Logo: http://photos.prnewswire.com/prnh/20020410/JAXBLOGO )

Mr. Spencer, age 61, has over 30 years of executive and senior level commercial bank leadership and management experience. In 2013 and prior to joining the Company, Mr. Spencer was the Executive Vice President and Senior Commercial Banker of Florida Citizens Bank. In these capacities, Mr. Spencer led and managed commercial, consumer and mortgage lending, credit and loan operations as well as provided strategic evaluation and planning for the executive management team and board of directors. His professional background also includes various management positions, including the State President of Mercantile Bank, Corporate Executive Vice President and Director of Business Banking for Barnett Bank, Inc., as well as President of various community and regional Barnett Banks within the state of Florida. Most recently, he has consulted and overseen several strategic evaluation projects with local banks as well as provided litigation support as a bank expert in lending-liability lawsuits. Mr. Spencer also serves on the board of Family First and Jacksonville City Rescue Mission. He holds a B.S. in Finance from the University of Florida and has post-graduate professional education from the Stonier Graduate School of Banking at the University of Delaware and North Dakota State University.

Mr. Spencer's advanced leadership skills and commercial banking expertise as well as additional proficiencies in strategic financial planning and execution of operational initiatives are well-suited to the Company and the Bank and will complement the current board of directors' collective knowledge and experience.

As previously disclosed in the Company's filings, Donald F. Glisson, Jr., Chairman of the Board of the Company, was appointed to serve as the Company's principal executive officer on an interim basis, until a new President and Chief Executive Officer was elected. In conjunction with the appointment of Mr. Spencer, the Company also announced that Mr. Glisson was named Executive Chairman of the Company, effective as of the same date. With regards to Mr. Spencer's appointment, Mr. Glisson stated, "We are extremely proud to have an executive with Kendall's background and experience join our company. Kendall possesses the skills and knowledge we were seeking in our CEO, as well as the values and ethics we expect from every single team member. I am excited to begin my new role as Executive Chairman and together with our management team look forward to taking the Company to the next level."

Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market with approximately $514.5 million in assets and eight full-service branches in Jacksonville and Jacksonville Beach, Duval County, Florida, as well as our virtual branch. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at its website at www.jaxbank.com.

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties. The risks, uncertainties and factors affecting actual results include but are not limited to: our ability to dispose of substandard assets and the disposition prices thereof; economic and political conditions, especially in North Florida; real estate prices and sales in the Company's markets; competitive circumstances; bank regulation, legislation, accounting principles and monetary policies; the interest rate environment; efforts to increase our capital and reduce our nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, which are incorporated herein by reference.

CONTACT: Valerie Kendall at 904-421-3051 for additional information